Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SiTime Corporation

Santa Clara, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-235255) of our report dated March 2, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 2, 2020